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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption, "Experts" and "Selected Financial Data" and to the use of our report dated May 24, 1996 with respect to the financial statements and schedules, included in the Proxy Statement/Information Statement of Keystone Automotive Industries, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-18663) and Prospectus of Keystone Automotive Industries, Inc. for the registration of 2,450,000 shares of its Common Stock.

                                   /s/ ERNST & YOUNG LLP



Los Angeles, California
February 13, 1997